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                                                                      EXHIBIT 21

                              CAMBREX CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                      SUBSIDIARY                         INCORPORATED IN:
                      ----------                         ----------------
CasChem, Inc...........................................  Delaware
Cosan Chemical Corp....................................  New Jersey
Nepera, Inc............................................  New York
The Humphrey Chemical Co., Inc.........................  Delaware
Salsbury Chemicals, Inc................................  Iowa
Zeeland Chemicals, Inc.................................  Michigan
BioWhittaker, Inc......................................  Delaware
Seal Sands Chemicals Limited...........................  England
Profarmaco S.r.1.......................................  Italy
Nordic Synthesis AB....................................  Sweden